Exhibit 99.1
CytRx Reports Third Quarter 2016 Financial Results
- Company Expects to Report Top-Line Data this Month from its Pivotal, Global
 Phase 3 Clinical Trial with Aldoxorubicin in Second-Line Soft Tissue Sarcomas -
LOS ANGELES – November 9, 2016 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today reported financial results for the three months ended September 30, 2016, and provided an overview of recent corporate developments and upcoming milestones for its research and development programs.
"This month we expect to report additional data from our pivotal, global Phase 3 clinical trial of aldoxorubicin in patients with second-line soft tissue sarcomas (STS)," said Steven A. Kriegsman, CytRx's Chairman and CEO. "We then plan to schedule a pre-NDA meeting with the FDA.  Additionally, we recently completed enrollment in the aldoxorubicin Phase 2b clinical trial in second-line small cell lung cancer in September. We now estimate that top-line results will be available in the first half of 2017 as the number of progression events has not yet been reached."
Third Quarter 2016 and Recent Developments
Presented Positive Aldoxorubicin Combination Clinical Trial Results at ESMO 2016.  On October 10, 2016, CytRx presented a poster at the European Society for Medical Oncology (ESMO) 2016 Congress featuring interim clinical data from its on-going clinical trial  of aldoxorubicin in combination with ifosfamide and mesna in patients with soft tissue sarcomas.  Of 36 evaluable patients, 13 of 36 (36%) achieved a partial response of the target lesion by RECIST 1.1 criteria, 22 of 36 (61%) had stable disease, and one patient had progressive disease.  Median progression-free survival has not yet been reached. While the combination did have certain toxicities, none were treatment-limiting.
Completed enrollment in its Global Phase 2b Clinical Trial in Second-Line Small Cell Lung Cancer. On September 6, 2016, CytRx announced that it completed enrollment in its global, randomized Phase 2b clinical trial comparing aldoxorubicin to topotecan in 135 patients with small cell lung cancer (SCLC) who have progressed or relapsed to prior chemotherapy. The primary endpoint is progression-free survival.  The number of progression events has not yet been reached, and CytRx currently expects to announce top-line data in the first half of 2017.
Strengthened the Balance Sheet with an Equity Financing.  On July 20, 2016, CytRx completed a public offering of common stock and one-year warrants for total net proceeds of aproximately $18.3 million.  If exercised in full, the warrants would provide up to an additional $20 million in capital.
Reported Initial Analysis of its Pivotal, Global Phase 3 Aldoxorubicin Trial in STS.  On July 11, 2016, CytRx reported interim results from its global, randomized, Phase 3 clinical trial of aldoxorubicin compared to investigator's choice therapy in patients with relapsed or refractory STS.  The Company also previously announced that it expects to report additional data from the trial in the fourth quarter. Following the subsequent analysis, CytRx plans to schedule a pre-NDA meeting with the FDA to seek marketing approval. In addition, patients in the Phase 3 clinical trial continue to be followed for overall survival, a secondary endpoint of the trial.

Capital Conservation.  During the third quarter, CytRx embarked on a plan to reduce spending until additional results from the aldoxorubicin Phase 3 STS clinical trial are available and the Company meets with the FDA. This included reducing headcount, stopping pre-commercialization activities for aldoxorubicin and suspending further development of DK049.
Pipeline Generation Activities.  CytRx's expanded its drug discovery efforts to create a pipeline of oncology candidates utilizing the Company's LADRTM technology to attach ultra-high potency drugs to albumin (10-1000 times more potent than traditional chemotherapies limited to antibodies only) to target tumors.
Upcoming Milestones
•
Present interim data from the on-going Phase 1b/2 clinical trial of aldoxorubicin in combination with ifosfamide/mesna at the Connective Tissue Oncology Society (CTOS) Annual Meeting being held on November 9-12, 2016, in Lisbon, Portugal.

•	Announce additional data from CytRx's pivotal, global Phase 3 clinical trial of aldoxorubicin in patients with second-line STS in November 2016.
•	Report top-line results from the global Phase 2b clinical trial evaluating aldoxorubicin versus topotecan in patients with second-line SCLC in the first half of 2017.
•	Schedule and hold a pre-NDA meeting with the FDA regarding aldoxorubicin as a treatment for patients with relapsed or refractory advanced STS.
Third Quarter 2016 Financial Results
CytRx reported cash and cash equivalents of $58.9 million as of September 30, 2016.
Net loss for the quarter ended September 30, 2016 was $12.2 million, or $0.13 per share, compared with a net loss of $7.1 million, or $0.11 per share, for the quarter ended September 30, 2015.  During the third quarter of 2016, CytRx recognized a non-cash gain on warrant derivative liability of $0.2 million, compared to a non-cash gain of $3.5 million for the three-month period ended September 30, 2015.
Research and development (R&D) expenses were $8.9 million for the third quarter of 2016, and included development expenses of $6.7 million for the aldoxorubicin program. R&D expenses were $8.5 million for the third quarter of 2015.
General and administrative (G&A) expenses were $2.8 million for the third quarter of 2016, compared to $2.2 million for the third quarter of 2015. G&A expenses for the third quarter 2016 included non-cash employee stock-compensation expense of $0.6 million, compared to $0.5 million for the same period in 2015.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. CytRx currently is focused on the clinical development of aldoxorubicin, its albumin-binding conjugate of the widely used chemotherapeutic agent doxorubicin.  CytRx is also expanding its pipeline of oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of anti-cancer therapies.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the results of the second analysis from CytRx's Phase 3 clinical trial of aldoxorubicin in STS and the timing and results of any pre-NDA meeting with the FDA, the timing of the report of top-line data from CytRx's Phase 2b trial of aldoxorubicin in SCLC, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including the Phase 3 and Phase 2b clinical development of aldoxorubicin for STS and SCLC, respectively, and the other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Company Contact:
CytRx Corporation
David J. Haen
Vice President, Business Development and Investor Relations
(310) 826-5648, ext. 304
dhaen@cytrx.com

Media Contact:
Argot Partners
Eliza Schleifstein
(917) 763-8106
eliza@argotpartners.com

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com

###

CYTRX CORPORATION
CONDENSED BALANCE SHEETS
 (Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$58,875,925	$22,261,372
Short-term investments	—	35,035,420
Receivables	108,345	4,621,605
Prepaid expenses and other current assets	2,618,919	2,373,708
Total current assets	61,603,189	64,292,105
Equipment and furnishings, net	2,066,392	1,467,681
Goodwill	183,780	183,780
Other assets	54,648	1,080,872
Total assets	$63,908,009	$67,024,438
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities: Accounts payable	$4,815,597	$8,058,624
Accrued expenses and other current liabilities	5,049,006	9,693,359
Non-cash litigation settlement due in shares of common stock	—	4,500,000
Warrant liability	6,686,381	693,457
Term loan, net - current	3,562,578	—
Total current liabilities	20,113,562	22,945,440

Long term loan, net	20,197,992	—
Total liabilities	40,311,554	22,945,440
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized; 96,943,072 shares issued and outstanding at September 30, 2016; 66,480,065 issued and outstanding at December 31, 2015	96,942	66,480
Additional paid-in capital	431,693,072	409,107,292
Accumulated deficit	(408,193,559)	(365,094,774)
Total stockholders' equity	23,596,455	44,078,998
Total liabilities and stockholders' equity	$63,908,009	$67,024,438

CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
License revenue	$—	$—	$100,000	$—

Expenses:
Research and development	8,927,037	8,470,592	29,531,609	31,043,741
General and administrative	2,771,732	2,188,656	12,859,069	9,510,657
	11,698,769	10,659,248	42,390,678	40,554,398

Loss before other income (loss)	(11,698,769)	(10,659,248)	(42,290,678)	(40,554,398)

Other income (loss):
Interest income	68,635	68,678	195,809	171,707
Interest expense	(781,038)	—	(1,939,186)	—
Other income (loss), net	(10,489)	2,040	(4,398)	17,948
Gain on warrant derivative liability	246,211	3,515,178	939,668	4,079,748

Net loss	$(12,175,450)	$(7,073,352)	$(43,098,785)	$(36,284,995)

Basic and diluted net loss per share	$(0.13)	$(0.11)	$(0.57)	$(0.62)

Basic and diluted weighted-average shares outstanding	91,042,450	63,848,208	75,001,770	58,462,214